EXHIBIT 4.06

                        UNCONDITIONAL GUARANTY AGREEMENT

      THIS UNCONDITIONAL GUARANTY AGREEMENT (this "GUARANTY") is executed as of June 12, 1997, by AMERICAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation, d/b/a AMT INDUSTRIES, INC. ("GUARANTOR"), for the benefit of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("BANK").

                                    RECITALS

      1. Pursuant to that certain Credit Agreement (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the "LOAN AGREEMENT"), dated as of the date hereof and executed by and between Tidel Engineering, Inc. ("BORROWER") and Bank, the Bank has agreed to make certain loans to Borrower in the principal amount set forth therein;

      2. The Bank is willing to make certain loans under the Loan Agreement but only on the condition, among others, that Guarantor shall have executed and delivered to Bank, for its benefit, this Guaranty; and

      3. Guarantor will derive substantial direct and indirect benefit from the making of the loans under the Loan Agreement.

      NOW, THEREFORE, as an inducement to Bank to make certain loans to Borrower, and to extend such additional credit as Bank may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor, jointly and severally, hereby agrees as follows:

                                   AGREEMENTS

                                    ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

      SECTION 1.01. GUARANTY OF OBLIGATIONS. Guarantor hereby irrevocably and unconditionally guarantees to Bank and its successors and assigns the due and punctual payment of the Obligations (hereinafter defined). Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as primary obligor.

      SECTION 1.02. DEFINITION OF OBLIGATIONS. As used herein, the term "OBLIGATIONS" means:

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            (a) All indebtedness, liabilities, obligations and duties evidenced by the Note (as such term is defined in the Loan Agreement), whether or not Borrower has any recourse liability therefor to Bank and whether or not the Notes are enforceable against Borrower;

            (b) Any and all other indebtedness, liabilities, obligations and duties of every kind and character of Borrower to Bank arising pursuant to or related to the Loan Agreement, the Notes, or any loan agreement, security agreement, collateral document or other document, instrument or contract executed in connection with the Loan Agreement whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and regardless of whether such present or future indebtedness, liabilities, obligations or duties may, prior to their acquisition by Bank, be or have been payable to, or be or have been in favor of, some other person or have been acquired by Bank in any transaction with one other than Borrower including further, without limitation, the "Obligations" as defined in the Loan Agreement;

            (c) Any and all renewals, extensions, modifications and increases of such indebtedness, liabilities, obligations and duties, or any part thereof, described in items (A) and (B) of this SECTION 1.02; and

            (d) All costs, expenses and fees, including but not limited to court costs and attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Bank described in items (A) through (C) of this SECTION 1.02 including costs, expenses and fees arising in connection with the enforcement of this Guaranty.

      SECTION 1.03. OBLIGATIONS NOT REDUCED BY OFFSET. The Obligations, and the liabilities and obligations of Guarantor to Bank hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Bank or against payment of the Obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise. Without limiting the foregoing or the Guarantor's liability hereunder, to the extent that Bank advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantor is absolutely liable to make such payments to (and confer such benefits on) Bank, on a timely basis.

      SECTION 1.04. "BORROWER" TO INCLUDE SUCCESSORS. The term "Borrower" as used herein shall include any new or successor entity formed as a result of any merger or reorganization of Borrower, and all other successors and assigns of Borrower.

      SECTION 1.05. PAYMENT BY GUARANTOR. The Guarantor shall have the same rights as Borrower under the Loan Agreement to cure any Event of Default (as defined in the Loan Agreement) within the time periods, and otherwise in accordance with the terms, provided in the Loan Agreement. If all or any part of the Obligations shall not be punctually paid when due,

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whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Bank, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Obligations to Bank at Bank's principal office in Dallas, Texas. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Obligations, and may be made from time to time with respect to the same or different items of Obligations. Such demand shall be deemed made, given and received in accordance with SECTION
5.02 hereof.

      SECTION 1.06. NO DUTY TO PURSUE OTHERS. It shall not be necessary for Bank (and Guarantor hereby waives any rights which Guarantor may have to require
Bank), in order to enforce such payment by Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Obligations or any other person, (b) enforce Bank's rights against any security which shall ever have been given to secure the Obligations, (c) enforce Bank's rights against any other guarantors of the Obligations, (d) join Borrower or any others liable on the Obligations in any action seeking to enforce this Guaranty,
(e) exhaust any remedies available to Bank against any security which shall ever have been given to secure the Obligations, or (f) resort to any other means of obtaining payment of the Obligations. Guarantor hereby waives any other rights of Guarantor provided by Tex. Bus. Comm. Code Ann. Art. 34. Bank shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

      SECTION 1.07. WAIVER OF NOTICES, ETC. Guarantor hereby waives notice of
(a) any loans or advances made by Bank to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Loan Agreement, the Notes or of any other instrument or document pertaining to all or any part of the Obligations, (d) the execution and delivery by Borrower and Bank of the Loan Agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (e) Bank's transfer or disposition of the Obligations, or any part thereof, (f) protest, proof of non-payment or default by Borrower, or (g) any other action at any time taken or omitted by Bank, and, generally, all demands and notices of every kind in connection with this Guaranty, or any documents or agreements evidencing, securing or relating to any of the Obligations, except as otherwise specifically provided herein.

      SECTION 1.08. NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty shall continue to be effective with respect to any Obligations existing or which arise out of commitments made by Bank prior to any attempted revocation by Guarantor, and as to all renewals and extensions thereof, in whole or in part, whenever made. The fact that at any time or from time to time the Obligations may be increased or reduced shall not release, discharge or reduce the obligation of Guarantor with respect to indebtedness or obligations of Borrower to Bank thereafter incurred (or other Obligations thereafter arising). This Guaranty may be enforced by Bank and any subsequent holder of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations.

      SECTION 1.09. PAYMENT OF EXPENSES. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by

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Bank, pay Bank all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Bank in the enforcement hereof or the preservation of Bank's rights hereunder. The covenant contained in this SECTION 1.09 shall survive the payment of the Obligations.

      SECTION 1.10. EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Bank must rescind or restore any payment, or any part thereof, received by Bank in satisfaction of the Obligations, any prior release or discharge from the terms of this Guaranty given to Guarantor by Bank shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

                                   ARTICLE II

              EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING
                             GUARANTOR'S OBLIGATIONS

      Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights and defenses (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

      SECTION 2.01. MODIFICATIONS, ETC. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Obligations, or the Loan Agreement, the Note or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding between Borrower and Bank, or any other parties, pertaining to the Obligations;

      SECTION 2.02. ADJUSTMENT, ETC. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Bank to Borrower;

      SECTION 2.03. CONDITION OF BORROWER. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Obligations; or any dissolution of Borrower, or any sale, lease or transfer of any or all of the assets of Borrower, or any changes in the shareholders of Borrower; or any reorganization of Borrower;

      SECTION 2.04. INVALIDITY OF OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Obligations, the Notes or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (a) the Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Obligations or any part thereof is ULTRA VIRES, (c) the officers or representatives executing the documents creating the Obligations acted in excess of their authority, (d) the Obligations violate

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applicable usury laws, (e) Borrower has valid defenses, claims or offsets
(whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (g) the documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

      SECTION 2.05. RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Obligations or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Obligations in full, without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Obligations, or that Bank will look to other parties to perform the Obligations;

      SECTION 2.06. OTHER SECURITY. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

      SECTION 2.07. RELEASE OF COLLATERAL, ETC. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

      SECTION 2.08. CARE AND DILIGENCE. The failure of Bank or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

      SECTION 2.09. STATUS OF LIENS. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Obligations;

      SECTION 2.10. OFFSET. The Obligations, and the liabilities and obligations of Guarantor to Bank hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Bank, or any other party, or against payment of the Obligations, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise;

      SECTION 2.11. MERGER. The reorganization, merger or consolidation of Borrower into or with any other entity;

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      SECTION 2.12. PREFERENCE. Any payment by Borrower to Bank is held to constitute a preference under bankruptcy laws, or for any reason Bank is required to refund such payment or pay such amount to Borrower or someone else; or
      SECTION 2.13. OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Obligations, or security and collateral therefor, if any, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof; IT IS THE UNAMBIGUOUS AND UNEQUIVOCAL INTENTION OF GUARANTOR THAT GUARANTOR SHALL BE OBLIGATED TO PAY THE OBLIGATIONS WHEN DUE, NOTWITHSTANDING ANY OCCURRENCE, CIRCUMSTANCE, EVENT, ACTION, OR OMISSION WHATSOEVER, (INCLUDING, WITHOUT LIMITATION, THE UNENFORCEABILITY OF THE NOTE AGAINST THE BORROWER WHETHER CONTEMPLATED OR UNCONTEMPLATED, AND WHETHER OR NOT OTHERWISE OR PARTICULARLY DESCRIBED HEREIN, EXCEPT FOR THE FULL AND FINAL PAYMENT AND SATISFACTION OF THE OBLIGATIONS.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce Bank to extend credit to Borrower, Guarantor represents and warrants to Bank that:

      SECTION 3.01. FAMILIARITY AND RELIANCE. Guarantor is familiar with, and has independently reviewed books and records regarding the financial condition of Borrower and the terms of the Note, Loan Agreement and other Loan Documents (as defined in the Loan Agreement);

      SECTION 3.02. NO REPRESENTATION BY BANK. Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

      SECTION 3.03. GUARANTOR'S FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities as they mature;

      SECTION 3.04. BENEFIT. Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the indebtedness evidenced by the Note;

      SECTION 3.05. DIRECTORS' DETERMINATION OF BENEFIT. Guarantor's board of directors, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits Guarantor and is in its best interests;

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      SECTION 3.06. LEGALITY. The execution, delivery and performance by
Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder (a) have been duly authorized by all necessary corporate and stockholder action of Guarantor, and (b) do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor or any of its assets, or violate any provisions of its Articles (or Certificate) of Incorporation, Bylaws or any other organizational document of Guarantor; this Guaranty is a legal, valid and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

      SECTION 3.07. ORGANIZATION AND GOOD STANDING. Guarantor (a) is, and will continue to be, a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated, and (b) possesses all requisite power and authority to execute and deliver and comply with the terms of this Guaranty; and

      SECTION 3.08. SURVIVAL. All representations and warranties made by Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV

                     SUBORDINATION OF CERTAIN INDEBTEDNESS;
                              WAIVER OF SUBROGATION

      SECTION 4.01. SUBORDINATION OF ALL GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Until the Obligations shall be paid and satisfied in full, and in cash as to monetary Obligations, and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

      SECTION 4.02. WAIVER OF SUBROGATION. Unless and until the Obligations have been paid in full and subject to SECTION 4.07, Guarantor hereby waives and releases, to the fullest extent permitted by law:

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            (a) Any and all rights that would result in Guarantor being deemed a
      "creditor", under the United States Bankruptcy Code, of Borrower or any other person, on account of payments made or obligations performed by Guarantor relating to this Guaranty; and

            (b) Any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against Borrower or any security which now has or hereafter acquires, whether or not such claim, right or remedy arises in equity under contract, by statute, under common law or otherwise.

      SECTION 4.03. CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, Bank shall have the right to prove their claims in any such proceeding so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Bank.

      SECTION 4.04. PAYMENTS HELD IN TRUST. In the event that, notwithstanding SECTIONS 4.01, 4.02 and 4.03 above, Guarantor should receive any funds, payment, claim or distribution which is prohibited by such Sections, Guarantor agrees to hold in trust for Bank an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions, except to pay them promptly to Bank, and Guarantor covenants promptly to pay the same to Bank.

      SECTION 4.05. LIENS SUBORDINATE. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Obligations, regardless of whether such encumbrances in favor of Guarantor or Bank presently exist or are hereafter created or attached. Without the prior written consent of Bank, Guarantor shall not (a) exercise or enforce any creditor's right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

      SECTION 4.06. NOTATION OF RECORDS. All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

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      SECTION 4.07. DISGORGED PAYMENTS. If after receipt of any payment of all or any part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any reason, this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Bank's rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. WAIVER. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and signed by Bank and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

      SECTION 5.02. NOTICES. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and in the manner and at the addresses set forth in the Loan Agreement, or at such other address as Guarantor or the Bank shall so designate in writing.

      SECTION 5.03. USURY COMPLIANCE. It is the intention of Borrower, Guarantor and Bank to conform strictly to applicable usury laws. Accordingly, no agreements, conditions, provisions or stipulations contained in this Guaranty or any other instrument, document or agreement between Guarantor or Borrower and Bank or default of Guarantor or Borrower, or the exercise by Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Guaranty or any other agreement between Guarantor or Borrower and Bank, or the arising of any contingency whatsoever, shall entitle Bank to collect, in any event, interest exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE") and in no event shall Guarantor be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Guarantor to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("EXCESS"), Guarantor acknowledges and stipulates that any such charge shall be the result of an accident and bona fide error, and such Excess shall be, first, applied to

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reduce the principal then unpaid hereunder; second, applied to reduce the
Obligations; and third, returned to Guarantor, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Guarantor recognizes that, with fluctuations in the applicable rate on the Obligations and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Guaranty, Guarantor covenants that the credit or return of any Excess shall constitute the acceptance by Guarantor of such Excess.

      SECTION 5.04. CHOICE OF LAW; FORUM SELECTION. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms of this Agreement or any other Loan Document, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty. In the event of a dispute involving this Guaranty, Guarantor irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

      SECTION 5.05. INVALID PROVISIONS. In the case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected thereby, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

      SECTION 5.06. PARTIES BOUND. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; PROVIDED, HOWEVER, that Guarantor may not, without the prior written consent of Bank, assign any of its rights, powers, duties or obligations hereunder.

      SECTION 5.07. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

      SECTION 5.08. MULTIPLE COUNTERPARTS. This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any counterpart.

      SECTION 5.09. RIGHTS AND REMEDIES. If Guarantor becomes liable for any indebtedness owing by Borrower to Bank, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Bank hereunder shall be cumulative of any and all other rights that Bank may ever have against Guarantor. The exercise by Bank of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

      SECTION 5.10. INDEMNITY. GUARANTOR HEREBY AGREES TO INDEMNIFY, HOLD HARMLESS, AND DEFEND BANK AND ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS ("LOSSES") EVER SUFFERED

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OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS
GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON, AND GUARANTOR SHALL REIMBURSE BANK AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING HEREFROM AND THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER BANK OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST BANK OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON OR ENTITY UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF THE BORROWER'S, GUARANTOR'S OR ANY OTHER PERSON'S OR ENTITY'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. EACH INDEMNIFIED PERSON MAY SELECT ITS OWN COUNSEL WITH RESPECT TO ANY LOSSES, IN ADDITION TO THE GUARANTOR'S COUNSEL, AND SHALL BE INDEMNIFIED THEREFOR HEREUNDER. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS GUARANTY, THE OBLIGATION OF THE COMPANY UNDER THIS SECTION 5.10 SHALL SURVIVE THE PAYMENT IN FULL OF THE COMPANY'S OBLIGATIONS UNDER THE LOAN AGREEMENT AND THE TERMINATION OF THE LOAN AGREEMENT AND THIS GUARANTY.

      SECTION 5.11. NOTICE OF FINAL AGREEMENT. THIS GUARANTY CONSTITUTES A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES. SUCH WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS GUARANTY.

      EXECUTED as of the day and year first above written.

                                          GUARANTOR:

                                          AMERICAN MEDICAL TECHNOLOGIES,
                                          INC., d/b/a AMT Industries, Inc.

                                          By:  /S/ JAMES T. RASH
                                          Name:  James T. Rash
                                          Title:  Chairman of the Board


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